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                                                                       EXHIBIT 2

                            STOCK EXCHANGE AGREEMENT

     This STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of May __, 1998, by and between CPE Holdings, Inc. ("CPE"), a Delaware Corporation, Loews USA Cinemas, Inc., a Delaware Corporation ("Loews USA Cinemas") and Sony Pictures Entertainment Inc., a Delaware corporation ("SPE").

                                   BACKGROUND

     CPE beneficially and of record owns all of the issued and outstanding stock (the "S&J Shares") of S&J Theatres Inc., a California corporation ("S&J Theatres"). Prior to the date hereof, LTM Holdings, Inc., a Delaware corporation ("Loews Theatres"), transferred 291,087 shares of its common stock (the "LTM Exchange Shares") to Loews USA Cinemas. Loews USA Cinemas desires to transfer the LTM Exchange Shares to CPE in exchange for the S&J Shares, and CPE desires to transfer the S&J Shares to Loews USA Cinemas in exchange for the LTM Exchange Shares. The Board of Directors of S&J Theatres has approved and adopted this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                I.  THE EXCHANGE

     1.1  The Exchange.  Loews USA Cinemas hereby agrees to transfer the LTM
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Exchange Shares to CPE in exchange for the S&J Shares and CPE hereby agrees to transfer the S&J Shares to Loews USA Cinemas in exchange for the LTM Exchange Shares (the "Exchange"). The parties hereto intend that the Exchange will be treated as a transaction that qualifies under Section 368(a)(1)(B) of the Code and agree to so report the Exchange for all tax purposes to the extent permitted by applicable law.


     1.2  The Closing.  The closing of the Exchange (the "Closing") shall take
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place at such time and place as the parties shall mutually determine.


     1.3  Closing Deliveries.  At the Closing, (a) Loews USA Cinemas shall
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deliver to CPE a stock certificate representing the LTM Exchange Shares, accompanied by stock powers endorsed in blank, and (b) CPE shall deliver to Loews USA Cinemas a stock certificate representing the S&J Shares, accompanied by stock powers endorsed in blank, as well as the minute books, stock transfer records and all other corporate books and records of S&J Theatres.
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                      II.  REPRESENTATIONS AND WARRANTIES

     SPE hereby represents and warrants to Loews USA Cinemas as follows:

     (a) CPE owns directly all the S&J Shares. Each of the S&J Shares is duly authorized, validly issued, fully paid and nonassessable.

     (b) Each of the S&J Shares is owned directly by CPE free and clear of all encumbrances.

     (c) The S&J Shares represent all of the issued and outstanding shares of S&J Theatres.

     (d) Immediately following the Closing, Loews USA Cinemas will have good and marketable title to the S&J Shares, free and clear of all liens, pledges, security interests, rights of first refusal, options, claims, hypothecs or other encumbrances, other than LTM Permitted Encumbrances, as such term is defined in that certain Amended and Restated Master Agreement dated as of September 30, 1997 by and among SPE, Loews Theatres and Cineplex Odeon Corporation (the "Master Agreement").

     (e) Immediately following the Closing, all of the motion picture exhibition assets owned by S&J Theatres and used in connection with or relating to S&J Theatres' motion picture exhibition business will be owned by S&J Theatres.

                              III.  MISCELLANEOUS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No representations and warranties set forth in this Agreement shall survive the Closing. All covenants and agreements set forth in this Agreement shall survive the Closing. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of law thereof.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                              CPE HOLDINGS, INC.


                              BY: /s/ Ronald N. Jacobi
                              ________________________________
                                   Name:  Ronald N. Jacobi
                                   Title: Executive Vice President and
                                          General Counsel

                              LOEWS USA CINEMAS, INC.


                              BY: /s/ John T. McBride, Jr.
                              ________________________________
                                   Name:  John T. McBride, Jr.
                                   Title: Senior Vice President,
                                          General Counsel and
                                          Assistant Secretary


                              SONY PICTURES ENTERTAINMENT INC.


                              BY: /s/ Ronald N. Jacobi
                              ________________________________
                                   Name:  Ronald N. Jacobi
                                   Title: Executive Vice President and
                                          General Counsel

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